UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 27, 2010
MedAssets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200,
Alpharetta, Georgia		30022

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 678-323-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 7.01 Regulation FD Disclosure.
MedAssets, Inc. (the “Company”) is hereby disclosing certain financial information (attached in Exhibit 99.1 and 99.2 and incorporated herein by reference) of Broadlane Intermediate Holdings,Inc. (“Broadlane Intermediate Holdings”) in connection with the Company’s proposed acquisition of Broadlane Intermediate Holdings (the “Acquisition”) contemplated by the previously announced Stock Purchase Agreement, dated as of September 14, 2010, by and among the Company, Broadlane Holdings, LLC, a Delaware limited liability company (“Broadlane LLC”), and Broadlane Intermediate Holdings, a Delaware corporation and a wholly-owned subsidiary of Broadlane LLC. Portions of the information will be used for presentations to potential lenders in connection with the Company obtaining $750 million in senior secured first-lien loan facilities and, if up to $360 million of senior notes are not issued by the Company on or prior to the closing date of the Acquisition, $360 million of senior unsecured increasing rate bridge loans under a senior unsecured bridge facility, the proceeds of which will be used to, among other things, finance the Acquisition and refinance the Company’s existing indebtedness, as contemplated by the previously disclosed debt commitment letter among the Company, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, dated as of September 14, 2010.
The information furnished pursuant to, and incorporated by reference in, Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.
The financial information, operating data of Broadlane Intermediate Holdings, Inc. disclosed hereunder do not represent a comprehensive statement or management discussion and analysis of the financial condition and results of operations for Broadlane Intermediate Holdings, Inc. for all of the periods presented. Furthermore, the results for periods of less than a full year are not necessarily indicative of the results to be expected for any other interim period or for a full year. Accordingly, investors and stockholders should not place undue reliance on the financial information and operating data.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Audited consolidated balance sheets as of December 31, 2009 and 2008; audited consolidated statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2009, the period from August 16, 2008 to December 31,2008 (Successor), the period from January 1, 2008 to August 15, 2008 (Predecessor), and for the year ended December 31, 2007 (Predecessor) and related notes of Broadlane Intermediate Holdings, Inc.; unaudited condensed consolidated balance sheets as of September 30, 2010 and December 31, 2009; unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2010 and 2009; unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2010 and 2009; unaudited condensed consolidated changes in stockholder’s equity for the nine months ended September 30, 2010 and related notes of Broadlane Intermediate Holdings, Inc.

99.2	Other financial information of Broadlane Intermediate Holdings, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.
October 27, 2010	By:	/s/ L. Neil Hunn
		Name:	L. Neil Hunn
		Title:	Executive Vice President, Chief Financial Officer and President of Revenue Cycle Technology

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited consolidated balance sheets as of December 31, 2009 and 2008; audited consolidated statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2009, the period from August 16, 2008 to December 31,2008 (Successor), the period from January 1, 2008 to August 15, 2008 (Predecessor), and for the year ended December 31, 2007 (Predecessor) and related notes of Broadlane Intermediate Holdings, Inc.; unaudited condensed consolidated balance sheets as of September 30, 2010 and December 31, 2009; unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2010 and 2009; unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2010 and 2009; unaudited condensed consolidated changes in stockholder’s equity for the nine months ended September 30, 2010 and related notes of Broadlane Intermediate Holdings, Inc.

99.2	Other financial information of Broadlane Intermediate Holdings, Inc.